BY-LAWS

OF

Excel Publishing, Inc., A NEVADA CORPORATION

ARTICLE I

OFFICES

Section I. The principal office of the Corporation shall  be 2250 West Center, Springville, Utah  84663.  The Corporation may have such other offices,  either within or without the State of Nevada as the Board of Directors may designate or as the business of the Corporation may require from time to time.

      The  registered  office of the Corporation required  by  the Nevada Business Corporation Act to  be  maintained in the State of Nevada may be, but need not  be identical with the principal offices in  the  State of Nevada, and the address of the registered office may be changed, from time to time, by the Board of Directors.

ARTICLE II

STOCKHOLDERS

     Section 1. Annual Meeting. The annual meeting of stockholders shall be held at the principal  office of the Corporation, at 2250 West Center  Street, Springville, Utah, 84663, or at such other  places  on the third Thursday of January or at  such  other times as the Board of Directors may, from  time to time, determine. If the day so designated falls upon a legal holiday then the meeting shall  be  held  upon  the  first  business  day  thereafter.  The Secretary shall serve personally or by mail a written notice thereof,not less than ten (10) nor more than fifty (50) days previous to such meeting, addressed to each stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above  required may be dispensed with.

     Section 2. Special Meetings. Special meetings of stockholders other than those regulated by statute, may be called at any time by a majority of the Directors. Notice of such meeting stating the place,  day and hour and the purpose for which it is called  shall be served personally or by mail, not less  than ten (10) days before the date set for such meeting.  If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders  shall  be  present, or  of which  stockholders  not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of stockholders whenever so requested in writing by stockholders representing not less than ten percent (10%)  of  the capital stock of the Corporation entitled to vote at the meeting. The President may in his discretion call a special meeting of stockholders upon ten (10) days notice. No business  other  than that specified in the call for the meeting  shall be transacted at any special meeting of the stockholders, except upon the unanimous consent of all the stockholders entitled to notice thereof.

      Section  3.  Closing of Transfer Books or fixing  of  Record Date. For the purpose of determining stockholders entitled to receive notice of or to  vote at any meeting of stockholders or any  adjournment  thereof,  or stockholders  entitled  to  receive payment of any dividend; or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation  may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining  stockholders entitled to notice of or to  vote  at  a meeting of stockholders, such books shall  be  closed for a least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance  a date as the record date for any such determination of stockholders, such date in any case  to  be not more than fifty (50) days, and in case  of  a  meeting of stockholders, not less than ten (10)  days prior to the date on which the particular  action, requiring such determination of  stockholders, is to be taken. If the stock transfer books  are  not  closed,  and no record  date  is  fixed for the determination of stockholders entitled to receive notice of or to vote at a meeting of  stockholders,  or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting  is mailed or the date on which the resolution  of the Board of Directors declaring such  dividend  is adopted, as the case may be, shall be the record date for such determination as to stockholders. When  a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

      Section  4.  Voting. At all meetings of the stockholders  of record having the right to vote, subject  to the provisions of Section 3, each stockholder  of  the Corporation is entitled to one (1) vote for  each share of stock having voting power standing in the  name of such stockholder on the books of the Corporation. Votes may be cast in person or by written authorized proxy.

      Section 5. Proxy. Each proxy must be executed in writing  by the stockholder of the Corporation or his duly authorized attorney.No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless it shall have specified therein its duration.

      Every  proxy  shall be revocable at the  discretion  of  the person executing it or of his personalrepresentatives or assigns.

      Section  6.  Voting  of  Shares by certain  Holders.  Shares standing  in the  name of  anothercorporation may be voted by such officer, agent  or  proxy  as  the by-laws of such corporation may prescribe, or, in the absence  of  such  provision,  as the  Board of Directors of such corporation may determine.

      Shares  held  by  an  administrator, executor,  guardian  or conservator  may  be  noted  by him either  in  person or by proxy without a transfer of  such  shares into his name. Shares standing in the  name  of  a  trustee may be voted by him either in  person or by proxy, but no trustee shall be entitled to  vote shares held by him without a transfer of such shares into his name.

      Shares  standing in the name of a receiver may be  voted  by such  receiver,  and  shares  held  by  or  under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority  so to do be contained in an appropriate Order of the Court by which such receiver was appointed.

      A  stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Shares of its own stock belonging to the Corporation or  held by it  in  a  fiduciary  capacity  shall not be voted, directly  or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     Section  7.  Election  of Directors.   At  each  election  for Directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him  for as many persons as  there  are  Directors  to  be elected and for whose election he has a right to vote.  There shall be no cumulative voting.

      Section  8. Quorum. A  majority  of  the  outstanding  shares of the Corporation entitled to  vote,  represented  in person or by proxy, shall constitute a quorum at a meeting of the stockholders.

       If a  quorum  shall  not  be  present  or  represented,  the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting, from time to time, until a quorum shall be present or represented. At such rescheduled meeting at which a quorum shall be present or represented any business or any specified item of business  may  be transacted which might have been transacted at the meeting as originally notified.

     The  number of votes or consents  of the holders  of stock having voting power which  shall   be necessary  for  the  transaction of any business  or  any  specified  item of  business  at  any  meeting  of stockholders, or the giving of any consent, shall be a majority of the outstanding shares of the Corporation entitled to vote.

     Section  9.  Informal Action by Stockholders. Any action required or permitted to be taken by the stockholders of the Corporation may be effected by any consent in  writing by such holders, signed by holders of not less than that number  of  shares  of  Common Stock required to approve such action.

ARTICLE III

DIRECTORS

      Section  1.  Number. The affairs and business of this Corporation shall  be  managed  by a Board  of  Directors.  The  present  Board  of Directors shall  consist  of  one  (1) member. Thereafter the number of Directors may be increased to not more than nine (9)  by  resolution of the Board of Directors. Directors need not be residents of the State of Nevada and need not be stockholders of the Corporation.

    Section 2. Election. The Directors shall be elected at  each annual meeting of the stockholders, but if any such annual meeting is not held,or the Directors  are not elected thereat, the Directors may be elected at any special meeting of the stockholders held for that purpose.

  Section 3. Term of Office. The term of office of each of the Directors shall be one (1) year, which shall continue until his successor has been elected and qualified.

  Section  4.  Duties. The Board of Directors shall have the control and general  management  of the  affairs  and business  of  the  Corporation. Such Directors  shall in  all cases act as a Board, regularly   convened, and  may  adopt  such   rules   and   regulations   for  the  conduct of meetings and the management   of  the  Corporation,  as  may  be  deemed proper,  so long as it is not  inconsistent  with  these By-Laws and the laws of the State of Nevada.

  Section 5.   Directors' Meetings.  Regular meetings  of the Board of Directors shall be held  immediately following the  annual  meeting of the stockholders,  and at such other time and places as the  Board  of Directors may determine.  Special meetings  of  the Board of Directors may be called by the President or the Secretary upon the written request of one (1) Director.

  Section 6.   Notice  of  Meetings.  Notice  of meetings other than the regular annual meeting shall be given by service upon  each  Director in person, or by mailing to him at his last known address,  at  least three (3)  days before  the  date   therein  designated for such meeting, of a written notice thereof specifying  the time and place of  such  meeting, and the business to be brought before the  meeting, and no business other than that specified in such  notice  shall be  transacted at  any special meeting. At any Directors' meeting at which a   quorum  of  the  Board of

Directors shall be present(although held  without  notice),  any  and all business may be transacted which might have been transacted if the meeting had been duly called if a quorum of the Directors waive or are willing to waive the notice requirements of such meeting.

       Any  Directors  may waive notice of any  meeting  under  the provisions of Article XII The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where  a Director  attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened or called.

    Section 7. Voting. At all meetings of the Board of Directors, each Director is to have one (1)  vote.  The act of a majority of the Directors present at a meeting at which  a  quorum is present shall be the act of the Board of Directors.

    Section 8. Newly Created Directorships and Vacancies.  Newly created directorships  resulting  from any increase in the number of  Directors  and  any   vacancies  on  the  Board of  Directors resulting  from  death, resignation, disqualification, removal or other  cause  shall  be  filled  only by the affirmative  vote of a majority of the remaining Directors then in office, even though less than a quorum  of  the Board of Directors. No decrease in the number of Directors constituting the Board of   Directors shall shorten the term of any incumbent Director.

     Section 9. Removal of Directors. Any Director may be removed from office, with or without cause, only by the affirmative  vote of the holders of 51 % of the voting  power  of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

   Section  10.  Quorum. The number  of  Directors who  shall  be present at any  meeting of the Board  of  Directors  in  order to constitute  a  quorum for the transaction  of any business or any specified item of business shall be a majority.

    The number of votes of Directors that shall be  necessary for the transaction of any business of any specified item of business at any meeting of the Board  of Directors shall be a majority.

    If a quorum shall not be present at any meeting of the  Board of Directors, those present may adjourn  the meeting, from time to time, until a quorum shall be present.

    Section  11.  Compensation. By  resolution of  the  Board  of Directors, the Directors  may  be paid their expenses, if any, of attendance at each meeting of  the Board of Directors or each may be paid a stated salary as Director. No such payment shall preclude any Director from serving the Corporation  in  any other  capacity and  receiving  compensation therefore.

   Section  12.  Presumption  of   Assent.  A  Director  of  the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his  dissent is entered in the minutes of the meeting or unless he shall file  his  written dissent  to  such action with the person acting as the secretary of the meeting before  the adjournment thereof  or  shall forward such dissent by  registered or  certified  mail t o the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE IV

OFFICERS

    Section 1. Number. The officers of the Corporation shall be: President, Vice-President,  Secretary,  and Treasurer,  and such assistant  Secretaries  as  the  President shall determine.  Any officer may hold more than one (1) office.

   Section 2. Election. All officers of the Corporation shall be elected annually  by  the Board of Directors at its meeting held immediately following the meeting of stockholders, and shall hold office for the term of one (1) year or until their successors are duly elected. Officers need not be members of the Board of Directors.

    The  Board  may  appoint  such  other  officers,   agents and employees as it shall deem necessary who shall have such authority and shall  perform such duties  as,  from time  to  time, shall be prescribed by the Board.

    Section 3. Duties of Officers. The duties and powers of  the officers of the Corporation shall be as follows:

PRESIDENT

         The  President shall  preside  at  all  meetings of  the stockholders. He shall  present  at  each  annual  meeting of the stockholders  and  Directors  a  report  of  the condition of the business of theCorporation.  He  shall  cause to be called  regular  and  special meetings of these  stockholders  and  Directors in accordance with these By-Laws. He shall appoint  and remove,  employ and discharge, and  fix the compensation of all agents, employees,  and clerks of the Corporation other than the duly appointed  officers, subject to the  approval  of  the  Board  of Directors. He shall  sign and make all contracts  and agreements in the name of the Corporation, subject to the approval of the  Board of Directors.  He  shall see that the books, reports,statements  and  certificates required by the statutes are  properly kept, made  and filed  according to law. He shall sign all certificates of stock, otes, drafts, or bills of exchange, warrants or other orders  for  the payment of money duly drawn by the Treasurer; and he shall enforce  these  By-Laws   and perform all  the duties incident to the  position  and office, and which are required by law.

VICE-PRESIDENT

      During  the absence or inability of the President to  render and perform his duties  or exercise  his powers, as  set  forth   in these By-Laws or in the statutes under  which  the  Corporation is organized, the same shall be performed and exercised by the  Vice- President; and when so acting, he   shall  have all the  powers  and  be  subject  to

all the responsibilities hereby given to or imposed upon such President.

SECRETARY

      The Secretary shall keep the minutes of the meetings of  the Board of Directors and of the stockholders  in appropriate  books. He shall give  and  serve all notices of the Corporation. He shall be  custodian of the records and of the corporate seal  and  affix the latter when required.  He  shall  keep  the  stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock issued and outstanding; the manner and the time compensation for the same was paid;  the  names  of  the  owners thereof,  alphabetically arranged;  the  number  of  shares owned by each;  the  time at which each  person  became  such  owner;  and  the amount paid thereon; and keep such stock and transfer books open daily during  the  business  hours of  the  office  of  the  Corporation, subject  to  the inspection  of  any  stockholder  of the Corporation,and permit such stockholder to make extracts from said books to the extent prescribed by law.  He shall sign all certificates of stock. He shall  present  to the Board  of  Directors  at  their  meetings  all communications addressed to him  officially  by  the  President  or any officer or stockholder  of the  Corporation;  and  he  shall  attend to  all correspondence and perform all the duties incident to  the office of Secretary.

TREASURER

         The  Treasurer  shall  have  the care and custody  of  and  be responsible for all the funds and securities of the Corporation,    and deposit all such funds  in  the name of the Corporation in such bank or banks, trust company or trust companies or safe  deposit vaults as the Board of Directors may  designate. He  shall  exhibit at all reasonable times his books and accounts  to  any  Director or stockholder  of the Corporation upon application at the  office  of the Corporation  during business hours.  He shall  render a statement of the conditions of  the finances of the Corporation at each regular  meeting  of  the  Board of Directors, and at such other times  as  shall be required of him, and a full  financial report  at  the  annual  meeting  of the  stockholders. He shall keep, at the office of the Corporation, correct books of account of all  its   business  and  transactions  and  such  other  books  of a ccount  as  the Board of Directors may require. He shall  do  and perform all duties appertaining to th  office  of  Treasurer.  The Treasurer shall, if required by  the Board of Directors, give to the Corporation such security for the faithful discharge of his duties as the Board may direct.

      Section  4.  Bond. The Treasurer shall, if required  by  the Board of Directors, give to the Corporation such security for  the faithful discharge of his duties as the Board may direct.

     Section 5. Vacancies, How Filled. All vacancies in any office shall be filled by the Board of Directors without undue delay, either at  its regular meeting or at  a  meeting  specifically  called  for that  purpose.  In  the  case of the absence of any officer  of  the Corporation or for any reason that the Board  of Directors  may deem sufficient, the Board may, except  as specifically otherwise provided in these By-Laws, delegate the power or duties of such officers to any other officer or Director  for the  time   being;  provided, a

majority of the entire Board  concur therein.

      Section  6.  Compensation of Officers.  The  officers  shall receive such salary or compensation  as  may  be determined by the Board of Directors.

      Section  7. Removal of Officers.  The  Board  of  Directors  may remove any officer, by a majority vote, at any time with or without cause.

ARTICLE V

 CERTIFICATES OF STOCK

       Section   1.   Description  of  Stock   Certificates.   The certificates of stock shall be numbered and registered in the order in which they are issued. They  shall  be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning  the shares  therein represented, with the number of  shares and the date thereof. Such certificates shall exhibit the holder's name and number of shares. They  shall  be  signed by the President or  Vice  President,  and countersigned by the Secretary or Treasurer  and  sealed  with the Seal of the Corporation.

      Section  2.  Transfer of Stock.  The  stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed  and  acknowledged,shall  be deposited with the Secretary. In all cases of transfer the former certificate must be surrendered  up and canceled before a new certificate may  be  issued. No transfer shall be made upon the books of  the Corporation within ten (10) days  next  preceding  the annual meeting of the stockholders.

     Section 3. Lost Certificates.  If  a  stockholder  shall claim to have lost or destroyed a certificate  or  certificates of stock issued by the  Corporation, the Board of Directors may,  at  its  discretion,direct a new certificate or certificates to be issued, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, and upon the deposit  of a bond or other indemnity in such form and  with  such sureties if any that the Board mayrequire.

ARTICLE VI

SEAL

Section  1. Seal. The seal of the Corporation shall be as follows:

NO SEAL IN USE AT THIS TIME

ARTICLE VII

 DIVIDENDS

      Section  1. When Declared. The Board of Directors  shall  by vote declare dividends from the surplus profits of the Corporation henever,  in their opinion, the condition  of  the  Corporation's affairs  will  render  it  expedient  for  such  dividends  to  be declared.

     Section 2. Reserve. The Board of Directors may set aside, out of the net profits of the Corporation available for dividends, such sum   or  sums  (before  payment of any dividends) as the Board, in their absolute discretion, think proper as a reserve fund, to  meet contingencies, or for equalizing  dividends,  or  for  repairing or maintaining any property of the  Corporation,  or  for  such  other purpose  as  the  Directors shall think  conducive  to  the interest of the Corporation, and they may  abolish or modify any such reserve in the manner in which  it was created.

 ARTICLE VIII

INDEMNIFICATION

      Section  1.  Any person made a party to or involved  in  any civil, criminal or administrative action,  suit or  proceeding  by reason of the fact that he or his testator or intestate is or was a Director,  officer,  or  employee of the Corporation,  or  of  any corporation which he, the testator, or intestate served as such at the  request  of  the  Corporation,  shall  be  indemnified  by the Corporation against  expenses reasonably incurred by him or imposed on  him  in connection with or resulting from  the  defense of such action, suit, or  proceeding  and  in connection  with or resulting from any appeal thereon, except with respect to matters as to which it  is adjudged in such action, suit or proceeding that such officer,Director, or employee was liable  to the Corporation, or  to  such other corporation, for  negligence  or misconduct in the performance of his duty. As  used  herein  the term "expense" shall include  all

obligations  incurred  by  such person for the  payment  of   money, including   without  limitation attorney's fees, judgments,  awards,fines, penalties, and amounts paid in satisfaction of  judgment  or in  settlement  of any such action, suit, or  proceedings,  except amounts paid to the Corporation or such other corporation by him.

      A  judgment of conviction whether based on plea of guilty or nolo contendere or its equivalent,  or  after trial,  shall not of itself  be  deemed  an adjudication that such Director, officer or employee  is liable to the Corporation, or such other corporation, for negligence or misconduct in the  performance  of  his  duties. Determination of the rights of such indemnification and the amount thereof  may be made at the option of the person to be indemnifiedpursuant to procedure set forth, from  time to time,in the By-Laws, or by any of  the  following procedures: (a) order of the Court or administrative body or agency having jurisdiction of  the  action,suit, or proceeding; (b) resolution adopted  by a majority  of thequorum of the Board of Directors of the Corporation without countingin  such  majority  any  Directors who have incurred  expenses  inconnection with such action, suit orproceeding; (c) if there is no quorum of Directors  who  have  not incurred expense in connection with  such action, suit, or proceeding, then by resolution adopted by a majority of the committee of stockholders and   Directors who have not incurred  such  expenses appointed by the Board of Directors; (d) resolution adopted by a majority of the  quorum  of the Directors entitled to vote at any  meeting;  or (e) Order of any Court having jurisdiction  over the Corporation. Any such determination that a payment by way of indemnity should  be  made will be binding upon the Corporation. Such right of indemnification shall not be  exclusive of any other right which such Directors,  officers, and employees of the Corporation  and  the other persons above mentioned may have or hereafter acquire, and without limiting the generality  of such statement, they shall be entitled  to their respective rights of indemnification under  any By-Law, Agreement, vote of stockholders, provision of law, or otherwise in addition to  their rights under this Article. The provision of this Article shall apply  to  any  member  of  any committee  appointed by the Board of Directors  as  fully as though each person and  been  a  Director, officer or employee of the Corporation.

 ARTICLE IX

AMENDMENTS

      Section  1.   How  Amended.  These  By-Laws   may  be  altered, amended, repealed or added to by  the  vote of the Board of Directors of the Corporation at  any  regular  meeting  of  said  Board,  or at a  special meeting of Directors called for that purpose provided a quorum of the Directors asprovided by law  and  by the  Articles of Incorporation, are  present at  such regular meeting or special meeting. These By-Laws and any amendments thereto and new  By-Laws added by the Directors may  be  amended, altered or replaced by the stockholders  at  any annual or special meeting of the stockholders.

ARTICLE X

FISCAL YEAR

     Section 1. Fiscal Year. The fiscal year shall end on the 31st day of DECEMBER.

 ARTICLE X1

WAIVER OF NOTICE

     Section 1. Whenever any notice is required to be given to any shareholders or directors of the  Corporation under the provisions of these By-Laws, under  the Articles of Incorporation or under the provisions of the Nevada Business Corporation  Act,  a waiver thereof in writing, signed by  the  person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ADOPTED  this  12th day of June, 2000. EXCEL PUBLISHING,  INC.,  a Nevada corporation,

/s/ Anthony B. Ramon, President

CERTIFICATE OF SECRETARY: I the undersigned, do hereby certify:

        1.     That I am the duly elected and acting Secretary\Treasurer of EXCEL Publishing, Inc., A   Nevada Corporation: and

      2.   That the foregoing By-Laws, comprising eight (8) pages, constitute the By-Laws of said  Corporation as duly adopted at a meeting of  the  Board  of Directors thereof duly held on the 12th day of June, 2000.

/s/ Anthony B. Ramon,

SecretaryTreasurer